Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez
(609) 452-4807
www.covance.com

COVANCE REPORTS SECOND QUARTER NET REVENUE GROWTH OF 8.0% TO
$639 MILLION, PRO FORMA EPS GROWTH OF 21.5% to $0.95 AND ADJUSTED NET ORDERS OF $773 MILLION

— Updates FY2014 Pro Forma EPS Target to $3.78 to $3.92 —

Princeton, New Jersey, July 29, 2014 — Covance Inc. (NYSE: CVD) today reported results for its second quarter ended June 30, 2014.  Net revenue was $639 million, representing 8.0% growth from the second quarter of 2013.  On a GAAP basis, the company reported earnings of $0.29 per diluted share in the second quarter.  The company reported pro forma earnings per diluted share of $0.95, up 21.5% over the second quarter of 2013. Pro forma results exclude asset impairment charges totaling $52.6 million, or $0.61 per share, and charges associated with restructuring and other cost reduction actions totaling $4.2 million or $0.05 per share.

“In the second quarter, a stronger-than-expected performance in Early Development and continued strong growth in central laboratories more than offset lower-than-expected growth in clinical development, leading to year-on-year revenue growth of 8%, expanded pro forma operating margins of 11.9%, and a 21.5% year-on-year increase in pro forma EPS,” said Joe Herring, Chairman and Chief Executive Officer. “Commercial performance strengthened from the first quarter, with second quarter adjusted net orders of $773 million resulting in an adjusted net book-to-bill of 1.21 to 1.

“In Early Development, revenue of $231.2 million grew 7.7% year-on-year and 5.9% sequentially while pro forma operating margin increased 200 basis points year-on-year and 360 basis points sequentially to 13.3%. These better-than-expected results were driven by growth in demand for toxicology and pharmaceutical chemistry services, and continued strength in clinical pharmacology services.

“Late-Stage Development second quarter revenue grew 8.1% year-on-year to $408.3 million and pro forma operating margins were 22.1%, up 70 basis points from a year ago, but down 110 basis points from the strong first quarter margins on higher IT spending.  Central laboratories and clinical development grew 11% and 4%, respectively, and market access services resumed year-on-year growth.

“Looking ahead, we expect increases of a few cents in earnings per share in both the third and fourth quarter.  We now expect 2014 revenue growth of 6% to 8% and pro forma diluted earnings per share of $3.78 to $3.92 (excluding the gain on sale, costs associated with our restructuring activities, asset impairment charges and assuming foreign exchange rates remain at June 30, 2014 levels).”

Consolidated Results

($ in millions except EPS)	2Q14	2Q13	Change	YTD14	YTD13	Change
Total Revenues	$687.1	$644.0		$1,353.4	$1,278.3
Less: Reimbursable Out-of-Pockets	$47.6	$51.7		$93.9	$105.8
Net Revenues	$639.5	$592.3	8.0%	$1,259.5	$1,172.5	7.4%
Operating Income	$19.3	$51.5	(62.6%)	$86.2	$99.8	(13.6%)
Operating Margin	3.0%	8.7%		6.8%	8.5%
Net Income	$16.9	$41.0	(58.7%)	$67.8	$89.2	(24.0%)
Diluted Earnings per Share	$0.29	$0.72	(59.2%)	$1.17	$1.58	(25.5%)
Restructuring Costs	$(4.2)	$(6.0)		$(8.3)	$(12.2)
Asset Impairments	$(52.6)	—		$(52.6)	—
Operating Income, excluding items*	$76.0	$57.5	32.2%	$147.1	$111.9	31.4%
Operating Margin, excluding items*	11.9%	9.7%		11.7%	9.5%
Gain on Sale of Business/Investment	—	$0.7		$1.6	$16.4
Net Income, excluding items*	$54.7	$44.5	22.9%	$107.0	$86.8	23.3%
Diluted EPS, excluding items*	$0.95	$0.78	21.5%	$1.85	$1.53	20.8%

* See attached pro forma income statements for reconciliation of 2014 and 2013 GAAP to pro forma amounts.

Operating Segment Results

Early Development

($ in millions)	2Q14	2Q13	Change	YTD14	YTD13	Change
Net Revenues	$231.2	$214.6	7.7%	$449.4	$421.9	6.5%
Operating Income (Loss)	$(22.4)	$21.9	n/c	$(2.9)	$38.4	n/c
Operating Margin	(9.7%)	10.2%		(0.7%)	9.1%
Restructuring Costs	$(0.7)	$(2.3)		$(2.3)	$(5.9)
Asset Impairments	$(52.6)			$(52.6)
Operating Income, excluding items	$30.8	$24.2	27.1%	$51.9	$44.3	17.1%
Operating Margin, excluding items	13.3%	11.3%		11.5%	10.5%

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the second quarter of 2014 increased 7.7% year-on-year to $231.2 million, as strong growth in clinical pharmacology, toxicology and pharmaceutical chemistry services more than offset a decline in discovery support and the impact of the sale of our Seattle genomics laboratory. In the quarter, foreign exchange favorably impacted year-on-year revenue growth by 250 basis points. Sequentially, revenue increased by $13.0 million from the first quarter on continued strength in clinical pharmacology and a rebound in toxicology and pharmaceutical chemistry services.

GAAP operating loss in the second quarter of 2014 was $22.4 million, and included non-cash asset impairments totaling $52.6 million, associated primarily with the company’s Chandler, Arizona facility, and $0.7 million in costs associated with our restructuring and cost reduction actions.  This compares to operating income of $21.9 million in the second quarter of 2013, which included charges associated with restructuring and other cost reduction actions of $2.3 million.  Pro forma operating income, excluding these items, was $30.8 million in the second quarter of this year, a 27.1% increase from the second quarter of 2013. Pro forma operating margins were 13.3% in the second quarter of this year, versus 11.3% in the second quarter of 2013 and 9.7% last quarter.  The sequential increase in pro forma operating income was driven by the rebound in toxicology and pharmaceutical chemistry services and continued strength in clinical pharmacology.

Late-Stage Development

($ in millions)	2Q14	2Q13	Change	YTD14	YTD13	Change
Net Revenues	$408.3	$377.7	8.1%	$810.1	$750.6	7.9%
Operating Income	$87.1	$79.5	9.5%	$180.1	$162.4	10.9%
Operating Margin	21.3%	21.0%		22.2%	21.6%
Restructuring Costs	$(3.1)	$(1.4)		$(3.4)	$(3.3)
Operating Income, excluding items	$90.2	$80.9	11.5%	$183.5	$165.7	10.7%
Operating Margin, excluding items	22.1%	21.4%		22.7%	22.1%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the second quarter of 2014 grew 8.1% year-on-year to $408.3 million, a sequential increase of $6.4 million from the first quarter level. In the quarter, foreign exchange favorably impacted year-over-year revenue growth by 270 basis points. Year-over-year growth was primarily driven by central laboratories and market access services. Sequentially, growth in central laboratories more than offset a decline in clinical development services.

Operating income for the second quarter was $87.1 million on a GAAP basis and included $3.1 million in costs associated with our restructuring and cost reduction actions.  On a pro forma basis, operating income was $90.2 million, up 11.5% year-over-year led by clinical development and central laboratory services, and down from the $93.3 million delivered last quarter. Pro forma operating margins expanded to 22.1% for the second quarter of 2014, up from 21.4% last year, but down from the very strong 23.2% last quarter on increased IT operating expense.

Corporate Information

The company reported second quarter adjusted net orders of $773 million. Backlog at June 30, 2014 was $6.92 billion compared to $6.90 billion at March 31, 2014 and $6.73 billion at June 30, 2013. Backlog was negatively impacted in the quarter by a $23 million foreign exchange headwind.

Corporate expenses totaled $45.4 million in the second quarter of 2014 (including $0.4 million in restructuring and other cost reduction actions) versus $45.6 million last quarter (including $2.3 million in restructuring and other cost reduction actions) and $49.9 million (including $2.3 million in restructuring and other cost reduction actions) in the second quarter of 2013. On a pro forma basis, excluding these costs, corporate spending was $45.0 million or 7.0% of net revenue in the second quarter of 2014 versus $43.4 million or 7.0% of net revenue last quarter and $47.6 million or 8.0% of net revenue in the second quarter of 2013.  The sequential increase was driven by higher IT operating expense while the decline from last year was driven by higher incentive compensation expense in the 2013 period.

Cash, cash equivalents, and short-term investments at June 30, 2014 were $648 million compared to $660 million at March 31, 2014 and $446 million at June 30, 2013.  Free cash flow (defined as operating cash flow less capital expenditures) for the second quarter of 2014 was $30 million, consisting of operating cash flow of $68 million less capital expenditures of $38 million.  Year-to-date free cash flow was negative $76 million, consisting of operating cash flow of negative $3 million less capital expenditures of $73 million.  We continue to expect full year free cash flow of approximately $130 million, net of capital expenditures of approximately $160 million.  The free cash flow target for 2014 assumes net DSO at 40 days at December 31, 2014.

In the second quarter, the company repurchased $75 million of its common stock. Debt outstanding increased to $290 million, up $40 million from March 31, 2014.

Net Days Sales Outstanding (DSO) were 45 days at June 30, 2014 compared to 38 days at March 31, 2014 and 48 days at June 30, 2013.

The pro forma effective tax rate in the second quarter was 23.7% and is expected to be approximately 24% for the remainder of 2014.

The Company’s investor conference call will be webcast on July 30 at 9:30 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, the world’s most comprehensive drug development company and a leader in nutritional analysis, is dedicated to advancing healthcare and delivering Solutions Made RealTM.  The company, headquartered in Princeton, New Jersey, has annual revenues greater than $2.4 billion and more than 12,500 employees located in over 60 countries. Information on Covance’s solutions, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories, fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30				Six Months Ended June 30
	2014		2013		2014		2013

Net revenues	$639,456		$592,298		$1,259,508		$1,172,497
Reimbursable out-of-pocket expenses	47,652		51,678		93,888		105,814
Total revenues	687,108		643,976		1,353,396		1,278,311

Costs and expenses:
Cost of revenue	446,659		419,115		879,212		830,459
Reimbursable out-of-pocket expenses	47,652		51,678		93,888		105,814
Selling, general and administrative	87,324		90,177		174,606		179,396
Depreciation and amortization	33,645		31,496		66,974		62,881
Impairment charges	52,564		—		52,564		—
Total costs and expenses	667,844	(a)	592,466	(c)	1,267,244	(b)	1,178,550	(d)

Income from operations	19,264	(a)	51,510	(c)	86,152	(b)	99,761	(d)

Other expense (income), net:
Interest expense, net	2,809		1,004		5,257		1,875
Foreign exchange transaction loss, net	1,542		694		1,944		1,029
Gain on sale of business	—		—		(1,648)		—
Gain on sale of investments	—		(707)		—		(16,400)
Other expense (income), net	4,351		991	(c)	5,553	(b)	(13,496	)(d)

Income before taxes	14,913	(a)	50,519	(c)	80,599	(b)	113,257	(d)

Tax (benefit) expense	(2,024	)(a)	9,525	(c)	12,846	(b)	24,097	(d)

Net income	$16,937	(a)	$40,994	(c)	$67,753	(b)	$89,160	(d)

Basic earnings per share	$0.30	(a)	$0.75	(c)	$1.22	(b)	$1.64	(d)

Weighted average shares outstanding - basic	55,556,218		54,662,093		55,618,752		54,434,563

Diluted earnings per share	$0.29	(a)	$0.72	(c)	$1.17	(b)	$1.58	(d)

Weighted average shares outstanding - diluted	57,549,868		56,880,115		57,769,847		56,598,936

(a)         Three months ended June 30, 2014 includes, as applicable, $52,564 in asset impairment charges ($34,866 net of tax) and $4,198 in charges associated with restructuring and other cost reduction actions ($2,864 net of tax).

(b)         Six months ended June 30, 2014 includes, as applicable, $52,564 in asset impairment charges ($34,866 net of tax), $8,336 in charges associated with restructuring and other cost reduction actions ($5,451 net of tax) and $1,648 gain on sale of certain assets of Genomics Laboratory ($1,033 net of tax).

(c)          Three months ended June 30, 2013 includes, as applicable, $6,013 in charges associated with restructuring and other cost reduction actions ($3,942 net of tax), and $707 gain on sale of investment ($460 net of tax).

(d)         Six months ended June 30, 2013 includes, as applicable, $12,183 in charges associated with restructuring and other cost reduction actions ($8,289 net of tax), and $16,400 gain on sale of investments ($10,654 net of tax).

Excluding the impact of impairment charges, charges associated with restructuring and other cost reduction actions, gain on sale of business and gain on sale of investments, as applicable:

Income from operations	$76,026	$57,523	$147,052	$111,944

Taxes on income	$17,008	$11,349	$32,814	$22,245

Net income	$54,667	$44,476	$107,037	$86,795

Basic earnings per share	$0.98	$0.81	$1.92	$1.59

Diluted earnings per share	$0.95	$0.78	$1.85	$1.53

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2014 and DECEMBER 31, 2013

(Dollars in thousands)

	June 30	December 31
	2014	2013
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$536,009	$617,686
Short-term investments	111,844	111,359
Accounts receivable, net	355,272	331,815
Unbilled services	162,396	141,707
Inventory	52,429	48,257
Deferred income taxes	54,211	51,543
Prepaid expenses and other current assets	233,574	201,621
Total Current Assets	1,505,735	1,503,988

Property and equipment, net	875,977	913,612
Goodwill	118,581	109,820
Other assets	38,351	29,168
Total Assets	$2,538,644	$2,556,588

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$83,048	$59,713
Accrued payroll and benefits	123,122	170,806
Accrued expenses and other current liabilities	111,889	153,808
Unearned revenue	202,560	240,398
Short-term debt	40,000	—
Income taxes payable	20,572	7,952
Total Current Liabilities	581,191	632,677

Long-term debt	250,000	250,000
Deferred income taxes	13,402	32,035
Other liabilities	78,378	76,630
Total Liabilities	922,971	991,342

Stockholders’ Equity:
Common stock	824	809
Paid-in capital	943,652	859,535
Retained earnings	1,847,586	1,779,833
Accumulated other comprehensive income	37,708	25,746
Treasury stock	(1,214,097)	(1,100,677)
Total Stockholders’ Equity	1,615,673	1,565,246
Total Liabilities and Stockholders’ Equity	$2,538,644	$2,556,588

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30
	2014	2013
Cash flows from operating activities:
Net income	$67,753	$89,160
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	66,974	62,881
Non-cash impairment charges	52,564	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	19,726	19,311
Deferred income tax benefit	(21,571)	(5,712)
Gain on sale of business	(1,648)	—
Gain on sale of investments	—	(16,400)
Loss on disposal of property and equipment	333	375
Changes in operating assets and liabilities, net of businesses sold and acquired:
Accounts receivable	(22,552)	(57,095)
Unbilled services	(20,575)	(17,467)
Inventory	(5,029)	1,323
Accounts payable	23,288	18,312
Accrued liabilities	(91,862)	(45,470)
Unearned revenue	(37,867)	(14,095)
Income taxes	17,504	6,736
Other assets and liabilities, net	(49,562)	(44,441)
Net cash used in operating activities	(2,524)	(2,582)

Cash flows from investing activities:
Capital expenditures	(73,023)	(68,433)
Acquisition of business, net of cash acquired	(8,403)	—
Proceeds from sale of business	8,429	—
Proceeds from sale of investments	—	17,781
Other, net	—	394
Net cash used in investing activities	(72,997)	(50,258)

Cash flows from financing activities:
Net borrowings under revolving credit facility	40,000	5,000
Stock issued under option plans	59,118	40,226
Purchase of treasury stock	(113,420)	(27,118)
Net cash (used in) provided by financing activities	(14,302)	18,108

Effect of exchange rate changes on cash	8,146	(12,492)

Net change in cash and cash equivalents	(81,677)	(47,224)

Cash and cash equivalents, beginning of period	617,686	492,824

Cash and cash equivalents, end of period	$536,009	$445,600

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$639,456			$639,456
Reimbursable out-of-pocket expenses	47,652			47,652
Total revenues	687,108	—	—	687,108

Costs and expenses:
Cost of revenue	446,659			446,659
Reimbursable out-of-pocket expenses	47,652			47,652
Selling, general and administrative	87,324	(3,784)		83,540
Depreciation and amortization	33,645	(414)		33,231
Impairment charges	52,564		(52,564)	—
Total costs and expenses	667,844	(4,198)	(52,564)	611,082

Income from operations	19,264	4,198	52,564	76,026

Other expense, net:
Interest expense, net	2,809			2,809
Foreign exchange transaction loss, net	1,542			1,542
Other expense, net	4,351	—	—	4,351

Income before taxes	14,913	4,198	52,564	71,675

Tax (benefit) expense	(2,024)	1,334	17,698	17,008

Net income	$16,937	$2,864	$34,866	$54,667

Basic earnings per share	$0.30	$0.05	$0.63	$0.98

Weighted average shares outstanding - basic	55,556,218	55,556,218	55,556,218	55,556,218

Diluted earnings per share	$0.29	$0.05	$0.61	$0.95

Weighted average shares outstanding - diluted	57,549,868	57,549,868	57,549,868	57,549,868

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents asset impairment charges.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$592,298			$592,298
Reimbursable out-of-pocket expenses	51,678			51,678
Total revenues	643,976	—	—	643,976

Costs and expenses:
Cost of revenue	419,115			419,115
Reimbursable out-of-pocket expenses	51,678			51,678
Selling, general and administrative	90,177	(5,428)		84,749
Depreciation and amortization	31,496	(585)		30,911
Total costs and expenses	592,466	(6,013)	—	586,453

Income from operations	51,510	6,013	—	57,523

Other expense, net:
Interest expense, net	1,004			1,004
Foreign exchange transaction loss, net	694			694
Gain on sale of investment	(707)		707	—
Other expense, net	991	—	707	1,698

Income before taxes	50,519	6,013	(707)	55,825

Taxes on income	9,525	2,071	(247)	11,349

Net income	$40,994	$3,942	$(460)	$44,476

Basic earnings per share	$0.75	$0.07	$(0.01)	$0.81

Weighted average shares outstanding - basic	54,662,093	54,662,093	54,662,093	54,662,093

Diluted earnings per share	$0.72	$0.07	$(0.01)	$0.78

Weighted average shares outstanding - diluted	56,880,115	56,880,115	56,880,115	56,880,115

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investment.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,259,508			$1,259,508
Reimbursable out-of-pocket expenses	93,888			93,888
Total revenues	1,353,396	—	—	1,353,396

Costs and expenses:
Cost of revenue	879,212			879,212
Reimbursable out-of-pocket expenses	93,888			93,888
Selling, general and administrative	174,606	(7,504)		167,102
Depreciation and amortization	66,974	(832)		66,142
Impairment charges	52,564		(52,564)	—
Total costs and expenses	1,267,244	(8,336)	(52,564)	1,206,344

Income from operations	86,152	8,336	52,564	147,052

Other expense, net:
Interest expense, net	5,257			5,257
Foreign exchange transaction loss, net	1,944			1,944
Gain on sale of business	(1,648)		1,648	—
Other expense, net	5,553	—	1,648	7,201

Income before taxes	80,599	8,336	50,916	139,851

Taxes on income	12,846	2,885	17,083	32,814

Net income	$67,753	$5,451	$33,833	$107,037

Basic earnings per share	$1.22	$0.10	$0.61	$1.92

Weighted average shares outstanding - basic	55,618,752	55,618,752	55,618,752	55,618,752

Diluted earnings per share	$1.17	$0.09	$0.59	$1.85

Weighted average shares outstanding - diluted	57,769,847	57,769,847	57,769,847	57,769,847

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents asset impairment charges $52,564 and gain on sale of business $1,648.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,172,497			$1,172,497
Reimbursable out-of-pocket expenses	105,814			105,814
Total revenues	1,278,311	—	—	1,278,311

Costs and expenses:
Cost of revenue	830,459			830,459
Reimbursable out-of-pocket expenses	105,814			105,814
Selling, general and administrative	179,396	(10,101)		169,295
Depreciation and amortization	62,881	(2,082)		60,799
Total costs and expenses	1,178,550	(12,183)	—	1,166,367

Income from operations	99,761	12,183	—	111,944

Other (income) expense, net:
Interest expense, net	1,875			1,875
Foreign exchange transaction loss, net	1,029			1,029
Gain on sale of investments	(16,400)		16,400	—
Other (income) expense, net	(13,496)	—	16,400	2,904

Income before taxes	113,257	12,183	(16,400)	109,040

Taxes on income	24,097	3,894	(5,746)	22,245

Net income	$89,160	$8,289	$(10,654)	$86,795

Basic earnings per share	$1.64	$0.15	$(0.20)	$1.59

Weighted average shares outstanding - basic	54,434,563	54,434,563	54,434,563	54,434,563

Diluted earnings per share	$1.58	$0.15	$(0.19)	$1.53

Weighted average shares outstanding - diluted	56,598,936	56,598,936	56,598,936	56,598,936

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investments.